NUTRACEA RECEIVES PERMIT FROM THE CALIFORNIA DEPARTMENT OF
CORPORATIONS APPROVING THE PROPOSED MERGER WITH RICEX

FOR IMMEDIATE RELEASE

El Dorado Hills, California July 13, 2005—NutraCea (OTC BB: NTRZ) announced today that at a hearing held on July 12, 2005, the California Department of Corporations approved the issuance of NutraCea securities in the proposed merger between NutraCea and The RiceX Company (OTC BB: RICX), determined that the terms of the merger were fair, and issued a permit under the California securities laws to NutraCea covering the issuance of securities in the merger. The approval of the merger by the Department of Corporations allows the securities of NutraCea to be issued in connection with the merger to be exempt from registration under the United States Securities Act of 1933.

“We obtained a permit after a public hearing in which the Department of Corporation determined that the terms of the merger of NutraCea and RiceX were fair, which is one of the major conditions to be satisfied prior to completing the merger,” stated Bradley Edson, President of NutraCea. “It is our combined intention to file all proxy material and distribute it to the shareholders of both companies as quickly as possible in order to have shareholder meetings to vote on the merger,” Edson added.

Ike Lynch commented, “We are happy to have the state of California approve our merger with NutraCea and look forward to accomplishing our goal of combining the resources and strengths of both companies.”

About NutraCea®

NutraCea is a leader in stabilized rice bran nutrient research and dietary supplement development. The Company has developed intellectual property to create a range of proprietary product formulations, delivery systems and whole food nutrition products. NutraCea’s proprietary technology enables the creation of food and nutrition products from rice bran, normally a waste by-product of standard rice processing. In addition to its whole foods products, NutraCea develops families of health-promoting “nutraceuticals,” including natural arthritic relief and cholesterol-lowering products, and all-natural “cosmeceutical” beauty aids. More information can be found in the company’s filings with the SEC and on NutraCea web site at http://www.NutraCea.com.

About RiceX

The RiceX Company manufactures and distributes nutritionally dense foods and food ingredients made from rice bran stabilized through the company’s proprietary technology and processes. RiceX delivers all natural, nutritionally dense stabilized rice bran products with the shelf life and nutritional profile demanded by most commercial users.

Forward-Looking Statements

This release contains statements that are forward looking. These statements are made based upon current expectations that are subject to risk and uncertainty. RiceX does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceX’s filings with the Securities and Exchange Commission, including its most recent periodic report.

Where to Find Additional Information about the Merger

NutraCea intends to file a proxy statement in connection with the merger transaction with RiceX. Investors and stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by NutraCea by contacting Margie Adelman at 916-933-7000 ext 646.

NutraCea and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NutraCea in connection with the merger. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement of NutraCea as described above. Additional information regarding the directors and executive officers of NutraCea is also included in the NutraCea annual report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from NutraCea by contacting Margie Adelman at 916-933-7000 ext 646.

Public Relations Contact: Margie Adelman Senior V.P. NutraCea 916-933-7000 Ext. 646

Investor Relations Contact: Stephen D. Axelrod, CFA Wolfe Axelrod Weinberger Associates, LLC 212-370-4500

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